UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2018

Hardinge Inc.
(Exact name of registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Hardinge Drive Elmira, NY		14902
(Address of principal executive offices)		(Zip Code)

(607) 734-2281
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Cash Incentive Plan Awards

On February 13, 2018, the independent members of the Board of Directors of Hardinge Inc. (“Hardinge” or the “Company”), accepting the recommendations of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), approved payments to Douglas J. Malone, Urs Baumgartner, William B. Sepanik and James P. Langa under the Hardinge Inc. Cash Incentive Plan based on the Company’s performance during the year ended December 31, 2017 against previously determined goals for 2017 (the “2017 Plan”).

The performance goals and other details for the 2017 Plan were previously summarized in the Current Report on Form 8-K that was filed by the Company with the Securities and Exchange Commission on March 3, 2017. Set forth below are the payments to be made to Messrs. Malone, Baumgartner, Sepanik and Langa under the 2017 Plan:

Executive Officer	Payments to be Made Pursuant to the 2017 Plan
Douglas J. Malone, Senior Vice President and Chief Financial Officer	$216,562
Urs Baumgartner, President, Europe	$238,893(1)
William B. Sepanik, President, Americas	$130,388(2)
James P. Langa, Former Senior Vice President - Machine Solutions	$140,525(3)
(1) The payment to Mr. Baumgartner is CHF 233.750 which has been converted into U.S. Dollars at a rate of 1.022 per Swiss Franc, the exchange rate in effect on December 29, 2017. Mr. Baumgartner’s title was changed from Vice President - Grinding to President, Europe, effective February 13, 2018.
(2) Mr. Sepanik’s title was changed from Vice President - Workholding to President, Americas, effective February 13, 2018.
(3) As previously disclosed in the Current Report on Form 8-K that was filed by the Company with the Securities and Exchange Commission on September 9, 2017, Mr. Langa’s employment terminated effective August 31, 2017.

Malone Performance Options

As previously disclosed in the Current Report on Form 8-K that was filed by the Company with the Securities and Exchange Commission on August 3, 2017, on July 31, 2017, the independent members of the Board of Directors of the Company approved grants of two options (each, an “Option”) to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) to Mr. Malone pursuant to the Company’s Amended and Restated 2011 Incentive Stock Plan (the “Plan”).

With respect to one Option, fifty percent (50%) of the shares of Common Stock subject to the Option shall become vested and exercisable on the second year anniversary of the date of grant of the Option and the remaining shares of Common Stock subject to the Option shall become vested and exercisable on the third year anniversary of the date of grant of the Option.

With respect to the second Option, the shares of Common Stock subject to the Option shall become vested and exercisable upon the completion of certain milestones associated with the economic performance of the Company over a three year period (beginning with the date of grant of the Option), as mutually agreed upon by the Compensation Committee of the Company’s Board of Directors and Mr. Malone.

The Board of Directors and Mr. Malone agreed that the performance metric for the 2017 performance period for the second Option would vest based on earnings before interest, taxes, depreciation and amortization. On February 13, 2018, the Board of Directors determined that such goal was attained. Such portion of the Option now remains subject to the time-vesting component of the award, as well as the other terms and conditions of the award and the Plan. On

February 13, 2018, the Board of Directors and Mr. Malone agreed that the performance metric for the 2018 performance period for the second Option would vest based on free cash flow.

2018 Cash Incentive Plan

On February 15, 2018, the independent members of the Board of Directors of Hardinge, accepting the recommendations of the Compensation Committee, adopted terms for the 2018 incentive compensation (payable in 2019) for Messrs. Malone, Baumgartner and Sepanik under the Hardinge Cash Incentive Plan (the “2018 Plan”). The 2018 Plan provides incentive bonuses payable in cash to Messrs. Malone, Baumgartner and Sepanik based on the Company’s performance against specified financial performance goals. The Compensation Committee approves payments, if any, after the end of the year.

Target awards for each of Messrs. Malone, Baumgartner and Sepanik under the 2018 Plan are expressed as a percentage of the executive officer’s annual base salary. The 2018 target awards are as follows:

Executive Officer	Percentage of Base Salary
Douglas J. Malone, Senior Vice President and Chief Financial Officer	50%
Urs Baumgartner, President, Europe	50%
William B. Sepanik, President, Americas	50%

As set by the Compensation Committee and adopted by the independent members of the Board of Directors, the performance goal under the 2018 Plan for Mr. Malone includes a threshold, target and maximum for the Company’s earnings before interest, taxes, depreciation and amortization (EBITDA) (the “EBITDA Goal”).

Performance goals under the 2018 Plan for Messrs. Baumgartner and Sepanik include a threshold, target and maximum for (i) the EBITDA Goal and (ii) regional earnings before interest, taxes, depreciation and amortization (the “Regional EBITDA Goal”).

Mr. Malone is eligible to earn the percentage of the target award referenced in the table below based on the performance (i.e., if the threshold level is achieved (i.e., 85% of the EBITDA Goal), if the target level is achieved (i.e., 100% of the EBITDA Goal) or if the maximum level is achieved (i.e., 120% of the EBITDA Goal)) with respect to the EBITDA Goal.

% of Target Award Paid
Performance Result	EBITDA Goal
Threshold	45.00%
Target	100.00%
Maximum	150.00%

Messrs. Baumgartner and Sepanik are eligible to earn percentages of the target award referenced in the table below based on the performance (i.e., if the threshold level is achieved (i.e., 85% of the EBITDA Goal or the Regional EBITDA Goal), if the target level is achieved (100% of the EBITDA Goal or the Regional EBITDA Goal) or if the maximum level is achieved (i.e., 120% of the EBITDA Goal or the Regional EBITDA Goal) with respect to the EBITDA Goal and the Regional EBITDA Goal.

	% of Target Award Paid
Performance Result	EBITDA Goal	Regional EBITDA Goal
Threshold	33.75%	11.25%
Target	75.00%	25.00%
Maximum	112.50%	37.50%

In the event that the proposed merger with entities affiliated with Privet Fund LP and Privet Fund Management LLC closes prior to December 31, 2018, performance for purposes of the 2018 Plan will be determined as of the most recently completed month prior to the closing date of such transaction. The performance period with respect to the 2018 Plan will be deemed to have ended as of such closing date, performance will be determined following the end of 2018 and any bonuses payable under the 2018 Plan will be paid in February 2019. If the executive officer resigns prior to the award payment date, he will not be eligible to receive a payment under the 2018 Plan. If the executive officer’s employment terminates due to death or disability or is terminated by the Company without cause, in each case, prior to the award payment date, he will be eligible to receive a payment under the 2018 Plan as if he remained employed through the award payment date (which amount will be pro-rated).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hardinge Inc.
(Registrant)
Date	February 20, 2018
/s/ Douglas J. Malone
Douglas J. Malone Senior Vice President and Chief Financial Officer